                                                           EXHIBIT 10.9(p)(II)


                          FIRST AMENDMENT OF SUBLEASE

     AGREEMENT, made as of the 15th day of July, 1994, between Hewlett-Packard Company, a California corporation, having an office at 2101 Gaither Road, Rockville, Maryland 20850 (hereinafter, "Sublessor") and The Timberland Company, a Delaware corporation, having an office at 200 Domain Drive, Stratham, New Hampshire 03885 (hereinafter "Sublessee").


                                   WITNESSETH

          WHEREAS:

     A. Sublessor and Sublessee entered into a written sublease dated as of March 31, 1994 (hereinafter, "Sublease"), covering the sublease of the 246,000 square foot building located at and known as 200 Domain Drive, Stratham, New Hampshire.


     B.   Sublessor and Sublessee desire to amend the Sublease.

     NOW, THEREFORE, in consideration of the following mutual terms, covenants and conditions, the Sublease is hereby amended as follows:

     FIRST:    Paragraph 21. SUBLESSOR'S CONSTRUCTION ALLOWANCE
of the Sublease is hereby amended as follows:

          (i)   In the 3rd line of subparagraph (a), the words
                "initial portion of" shall be inserted after the word "which" and before the words "Sublessee's Work";

          (ii) At the end of subparagraph (b), add the following sentence: "The Initial Payment and each Additional Payment made by the Sublessor shall begin to accrue interest at the rate of six (6%) per cent per annum from the date of each payment thereof by Sublessor to Sublessee or Sublessor's contractors, subcontractors and/or vendors, as the case may be."; and

          (iii) In the 8th line of subparagraph (c), add the words "and in any event on or before December 31, 1994." at the end of the 1st sentence.

     SECOND:   The entire full paragraph appearing on page 27 of
the Sublease is hereby revised to read in its entirety as

          " Sublessee shall pay to Sublessor (i) the total amount of Sublessor's Construction Allowance, which shall in no event exceed Three Million Five Hundred Thousand and 00/100 ($3,500,000) Dollars, plus (ii) the aggregate amount of accrued interest with respect to the Initial Payment and each Additional Payment, as provided for in subparagraph (b) above (the "Contributed Amount") with interest thereon at the rate of 6 percent (6%) per annum, in equal consecutive monthly installments in advance on the 1st day of each month commencing on the 1st day of the 1st month following the month in which Sublessor makes Final Payment to Sublessee and continuing on the 1st day of every month thereafter through and including the month of July, 1999 ( the "Payment Period"). The amount of each monthly payment shall be calculated so as to result in the full repayment by Sublessee of the Contributed Amount, together with interest thereon at the rate of six (6%) percent per annum, after payment of all such monthly payments over the Payment Period. Notwithstanding the foregoing, in the event Sublessor has not disbursed any portion of Sublessor's Construction Allowance (including Final Payment) by December 31, 1994, Sublessor and Sublessee hereby agree that the Payment Period shall be the period from January 1, 1995 through July 1, 1999 and beginning on January 1, 1995, Sublessee shall commence payment to Sublessor of the entire disbursed portion of Sublessor's Construction Allowance, together with accrued interest as calculated above, upon the terms and conditions set forth above."

     THIRD:    All the terms, covenants and conditions contained
in the Sublease, as modified by this First Amendment, shall remain in full force and effect. Capitalized terms used herein but not defined herein shall have the meanings as defined in the Sublease.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                         SUBLESSOR:     Hewlett-Packard Company

                                        By: /s/ Ann O. Baskins
                                            --------------------------


                         SUBLESSEE:     The Timberland Company

                                        By: /s/ Keith D. Monda
                                            --------------------------

CONSENT OF MASTER LESSOR:

     The undersigned Master Lessor under the Master Lease hereby consents to the foregoing First Amendment of Sublease.

     As between Master Lessor and Sublessor, nothing herein or in said Sublease shall relieve Sublessor of its obligations to Master Lessor under said Master Lease or modify any of the terms of said Master Lease. As between Master Lessor and Sublessee, nothing herein shall modify the provisions of that certain Subordination, Non-Disturbance and Attornment Agreement dated March 31, 1994, between them, including without limitation the provisions of Section 3 thereof.

     Executed under seal this 3rd day of November, 1994.


                              FIRST ALTEX REALTY TRUST

                              BY: /s/ Raymond A. Caryl
                                  --------------------------------
                                   Hereunto duly authorized, as
                                   Trustee and not Individually

                              BY: /s/ Barbara F. Caryl
                                  --------------------------------
                                   Hereunto duly authorized, as
                                   Trustee and not Individually

                              BY: /s/ Edward F. Caryl
                                  --------------------------------
                                   Hereunto duly authorized, as
                                   Trustee and not Individually